                                                                     EXHIBIT 3.1

                                                                  EXECUTION COPY

                                    AMENDMENT
                                       TO
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                    OF AMERICAN COMMERCIAL LINES HOLDINGS LLC

            This AMENDMENT, dated as of May 29, 2002, is to the AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of American Commercial Lines Holdings LLC, a Delaware limited liability company (the "Company"), by and among those parties signatory hereto, such parties being members of the Company (collectively referred to as the "Members" or individually as a "Member"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Prior Agreement (as defined below).

            WHEREAS, the Company (of which CSX was the initial member) was formed on February 3, 1998 pursuant to and in accordance with the Act; and

            WHEREAS, in accordance with the Act and the Limited Liability Company Agreement of the Company, dated as of February 3, 1998, as amended and restated as of March 30, 1998, as further amended and restated as of June 30, 1998 and April 27, 1999, and as amended as of September 8, 2001 (the "Prior Agreement"), the Members desire to, and hereby, clarify and, to the extent necessary, amend the Prior Agreement as set forth herein; and

            WHEREAS, this Amendment is made pursuant to Section 12.6 of the Prior Agreement and has been approved by the Board and is executed by a majority of the holders of each class of Units, including all CSX Members and all Vectura Parties and their Permitted Transferees.

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follow:

                                   ARTICLE I
                          AMENDMENTS TO PRIOR AGREEMENT

            Section 1.1 Definitions. Section 1.1 of the Prior Agreement is hereby amended to add the following defined term thereto in the appropriate alphabetical order:

            "2002 Recapitalization Agreement" means the Recapitalization Agreement, dated as of March 15, 2002, by and among the Company, ACL, all of the Members holding Preferred Units and Common Units listed on the signature pages thereto, certain of the Members holding only Common Units, and Danielson Holding Corporation, as amended by the First Amendment to Recapitalization Agreement, dated as of May 29, 2002 (as further amended, restated or modified from time to time)."

            Section 1.2 Transfers of Units.

                  (a) The first sentence of Section 8.1(a) of the Prior Agreement is hereby amended and restated as follows:

                  "No Unitholder shall Transfer any Units other than in
            accordance with the terms and conditions of this Article VIII and the other provisions of this Agreement; provided, that, notwithstanding any other provision of this Agreement and without the consent of any other Person, any Unitholder may abandon any or all of its Units to the Company in exchange for no consideration."

                  (b) Article VIII of the Prior Agreement is hereby amended to add the following new Section 8.9 thereto:

                  "8.9 2002 Recapitalization Transactions. Notwithstanding any
            other provision of this Agreement, including without limitation
            Article VIII hereof, (a) the Company is hereby authorized to execute, deliver and perform that certain 2002 Recapitalization Agreement, and all documents, instruments, certificates and other agreements contemplated thereby or related thereto, and (b) the Company is hereby authorized to consummate all transactions contemplated by or related to the Recapitalization Agreement, including, without limitation, the Common Unit Surrender (as defined in the 2002 Recapitalization Agreement), the Management Unitholder Abandonment (as defined in the 2002 Recapitalization Agreement), the Merger (as defined in the 2002 Recapitalization Agreement), and the DHC Preferred Exchange (as defined in the 2002 Recapitalization Agreement), all without any further vote, approval or action of any Member or other Person being required. In connection with the foregoing, and without limiting the foregoing authorization, and notwithstanding any other provision of this Agreement, (i) any Officer is hereby authorized, on behalf of the Company, to execute and deliver the 2002 Recapitalization Agreement and all documents, instruments, certificates and other agreements contemplated thereby or related thereto, (ii) the Company's chief executive officer is hereby designated an authorized person within the meaning of the Act to execute and file a certificate of merger with the Delaware Secretary of State, and (iii) the Company may issue limited liability company interests in the Company to any other Person and such Person may be admitted to the Company as a Member of the Company and may continue the Company without dissolution, all without any further vote, approval or action of any Member or other Person being required."

            Section 1.3 Prior Agreement. Except as expressly amended hereby, the terms of the Prior Agreement are reaffirmed and unchanged.

                                   ARTICLE II
                                  MISCELLANEOUS

            SECTION 2.1 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AMENDMENT EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AMENDMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            SECTION 2.2 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE DELAWARE LIMITED LIABILITY COMPANY ACT, DELAWARE CODE, TITLE 6, SECTIONS 18-101, ET SEQ., AS IN EFFECT FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

            Section 2.3 Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

            Section 2.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

            Section 2.5 Gender and Number. Whenever required by the context, the singular number shall include the plural number, the plural number shall include the singular number, the masculine gender shall include the neuter and feminine genders and vice versa.

            Section 2.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

            Section 2.7 Entire Agreement. This Amendment, the Prior Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            Section 2.8 No Waiver of Remedies. The failure of a Member to insist on the strict performance of any covenant or duty required by this Amendment, or to pursue any remedy under this Amendment, shall not constitute a waiver of the breach or the remedy.

            Section 2.9 Remedies Cumulative. The remedies of the Members under this Amendment are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

            Section 2.10 Binding Effect. This Amendment shall be binding upon and inure to the benefit of all of the Members and their permitted successors, legal representatives, and assigns.

                                      * * *

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:

                                        By: /s/ David H. Baggs
                                            ------------------------------------
                                            Name: David H. Baggs
                                            Title: Vice President
                                            Brown Water Transportation Corp.


                                        AMERICAN COMMERCIAL LINES HOLDINGS LLC


                                        /s/ Michael C. Hagan
                                        ----------------------------------------
                                        Michael C. Hagan
                                        President

                                        399 VENTURE PARTNERS, INC.

                                        By:  /s/ David F. Thomas
                                             -----------------------------------
                                             Name: David F. Thomas
                                             Title:


                                        NATIONAL MARINE, LLC

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        CCT PARTNERS III, L.P.

                                        By:  CCT I Corporation
                                        Its: General Partner

                                        By:  /s/ William T. Comfort
                                             -----------------------------------
                                             Name: William T. Comfort
                                             Title:


                                        CCT PARTNERS V, L.P.

                                        By:  CCT 1998 Corporation
                                        Its: General Partner

                                        By:  /s/ William T. Comfort
                                             -----------------------------------
                                             Name: William T. Comfort
                                             Title:


                                        63 BR PARTNERSHIP

                                        By:  /s/ James A. Urry
                                             -----------------------------------
                                             Name:
                                             Title: Atty-in-fact

                                        NATIONAL MARINE, LLC


                                        By:  /s/ David Wagstaff III
                                             -----------------------------------
                                             Name: David Wagstaff III
                                             Title: President

                                        /s/ Steven A. Anderson
                                        ----------------------------------------
                                        Steven A. Anderson

                                        /s/ Stuart Agranoff
                                        ----------------------------------------
                                        Stuart Agranoff

                                        MEMBER SIGNATURE PAGE


                                        /s/ Richard L. Huber
                                        ----------------------------------------
                                        Richard L. Huber

                                        /s/ David Wagstaff III
                                        ----------------------------------------
                                        David Wagstaff III

                                        /s/ Richard E. Mayberry, Jr.
                                        ----------------------------------------
                                        Richard E. Mayberry, Jr.


                                        /s/ David F. Thomas
                                        ----------------------------------------
                                        David F. Thomas


                                        Thomas F. McWilliams
                                        Flint Trust, dated 1 /27/98


                                        By:
                                             -----------------------------------
                                             Name: Jeanne Blasberg
                                             Title: Trustee


                                        ALCHEMY L.P.


                                        By:  /s/ Thomas F. McWilliams
                                             -----------------------------------
                                             Name:
                                             Title: G. P.


                                        /s/ John D. Weber
                                        ----------------------------------------
                                        John D. Weber


                                        /s/ Byron L. Knief
                                        ----------------------------------------
                                        Byron L. Knief


                                        /s/ James A. Urry
                                        ----------------------------------------
                                        James A. Urry

                                        THOMAS F. McWILLIAMS FLINT TRUST


                                        By: /s/ Jeanne Blasberg, Trustee
                                            ----------------------------
                                                Jeanne Blasberg, Trustee

                                        /s/ Richard Cashin
                                        ----------------------------------------
                                        Richard Cashin

                                        /s/ Michael A. Delaney
                                        ----------------------------------------
                                        Michael A. Delaney


                                        /s/ Joseph M. Silvestri
                                        ----------------------------------------
                                        Joseph M. Silvestri


                                        /s/ David Y. Howe
                                        ----------------------------------------
                                        David Y. Howe


                                        /s/ M. Saleem Muqaddam
                                        ----------------------------------------
                                        M. Saleem Muqaddam


                                        /s/ Michael T. Bradley
                                        ----------------------------------------
                                        Michael T. Bradley


                                        /s/ Ian D. Highet
                                        ----------------------------------------
                                        Ian D. Highet

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Michael C. Hagan
                                             -----------------------------------
                                             Name: Michael C. Hagan

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ W. Norb Whitlock
                                             -----------------------------------
                                             Name: W. Norb Whitlock

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ James J. Wolff
                                             -----------------------------------
                                             Name: James J. Wolff

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Michael A. Khouri
                                             -----------------------------------
                                             Name: Michael A. Khouri

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Martin K. Pepper
                                             -----------------------------------
                                             Name: Martin K. Pepper

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Paul S. Besson
                                             -----------------------------------
                                             Name: Paul S. Besson

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ James F. Farley
                                             -----------------------------------
                                             Name: James F. Farley

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Christian Brinkop
                                             -----------------------------------
                                             Name: Christian Brinkop

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ C. William Kinzeler
                                             -----------------------------------
                                             Name: C. William Kinzeler

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Stephen J. Brooks
                                             -----------------------------------
                                             Name: Stephen J. Brooks

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Robert G. Burns
                                             -----------------------------------
                                             Name: Robert G. Burns

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Robert P. Herre
                                             -----------------------------------
                                             Name: Robert P. Herre

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Danny Irby
                                             -----------------------------------
                                             Name: Danny Irby

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ David D. Jahnke
                                             -----------------------------------
                                             Name: David D. Jahnke

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Daniel Jaworski
                                             -----------------------------------
                                             Name: Daniel Jaworski

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment. effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Peter L. Kazunas
                                             -----------------------------------
                                             Name: Peter L. Kazunas

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ R. Barker Price
                                             -----------------------------------
                                             Name: R. Barker Price

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ Paul F. Brotzge
                                             -----------------------------------
                                             Name: Paul F. Brotzge

            IN WITNESS WHEREOF, the Members of American Commercial Lines Holdings LLC, a Delaware limited liability company, have executed this Amendment, effective as of the date first written above.

                                        MEMBER:


                                        By:  /s/ James M. Fox
                                             -----------------------------------
                                             Name: James M. Fox

                                        MEMBER SIGNATURE PAGE

                                        TREETOPS LLC


                                        By:  /s/ David Wagstaff III
                                             -----------------------------------
                                             Name: David Wagstaff III
                                             Title: Manager

                                        MEMBER SIGNATURE PAGE

                                        CCT PARTNERS III, L.P.

                                        By:  CCT I Corporation
                                        Its: General Partner


                                        By:  /s/ William T. Comfort
                                             -----------------------------------
                                             Name: William T. Comfort
                                             Title:

                                        AMERICAN COMMERCIAL LINES LLC


                                        /s/ Michael C. Hagan
                                        ----------------------------------------
                                        Michael C. Hagan